Exhibit 99.1

Provident Bancorp, Inc. Reports Net Income of $2.8 Million for the Quarter Ended June 30, 2025

Company Release

07/24/2025

Amesbury, Massachusetts — Provident Bancorp, Inc. (the “Company”) (NasdaqCM: PVBC), the holding company for BankProv (the “Bank”), reported net income for the quarter ended June 30, 2025 of $2.8 million, or $0.17 per diluted share, compared to net income of $2.2 million, or $0.13 per diluted share, for the quarter ended March 31, 2025, and a net loss of $3.3 million, or $0.20 per diluted share, for the quarter ended June 30, 2024. For the six months ended June 30, 2025, net income was $5.0 million, or $0.29 per diluted share, compared to net income of $1.7 million, or $0.10 per diluted share, for the six months ended June 30, 2024.

The Company's return on average assets was 0.74% for the quarter ended June 30, 2025, compared to 0.58% for the quarter ended March 31, 2025, while the Company reported a loss on average assets of 0.85% for the quarter ended June 30, 2024.  The Company's return on average equity was 4.77% for the quarter ended June 30, 2025, compared to 3.71% for the quarter ended March 31, 2025, while the Company reported a loss on average equity of 5.80% for the quarter ended June 30, 2024. For the six months ended June 30, 2025, the Company’s return on average assets was 0.66%, compared to 0.21% for the six months ended June 30, 2024. For the six months ended June 30, 2025, the Company’s return on average equity was 4.25%, compared to 1.48% for the six months ended June 30, 2024.

In announcing these results, Joseph Reilly, Chief Executive Officer, said “We’re pleased to report improvements in earnings during an eventful second quarter of 2025, which included the announcement of our proposed merger with Needham Bank and the sale/leaseback of our Main Office building to the City of Amesbury. We have been very fortunate to have engaged with partners who share our enthusiasm for the opportunities these transactions present to all parties. The City of Amesbury will be a great neighbor to our flagship branch, which will continue to operate out of this historic location. Meanwhile, the merger with NB Bancorp and Needham Bank is currently progressing through the shareholder and regulatory approval process, with closing anticipated in the fourth quarter of 2025. Integration teams from both banks are working diligently to ensure a smooth and seamless transition, and we remain excited about the value this combined franchise can deliver and the opportunities it will create.”

For the quarter ended June 30, 2025, net interest and dividend income was $13.5 million, an increase of $652,000, or 5.1%, from the quarter ended March 31, 2025, and $1.6 million, or 13.2%, from the quarter ended June 30, 2024. The interest rate spread and net interest margin were 2.79% and 3.77%, respectively, for the quarter ended June 30, 2025, compared to 2.62% and 3.65%, respectively, for the quarter ended March 31, 2025, and 2.10% and 3.27%, respectively, for the quarter ended June 30, 2024. For the six months ended June 30, 2025, net interest and dividend income was $26.4 million, an increase of $2.0 million, or 8.0%, compared to $24.4 million for the six months ended June 30, 2024. The interest rate spread and net interest margin were 2.70% and 3.71%, respectively, for the six months ended June 30, 2025, compared to 2.19%, and 3.33%, respectively, for the six months ended June 30, 2024. The increases in net interest income over prior periods reflect the success in its prioritization of reducing its overall cost of funds while maintaining asset yields.

Total interest and dividend income was $21.3 million for the quarter ended June 30, 2025, an increase of $720,000, or 3.5%, from the quarter ended March 31, 2025, and a decrease of $572,000, or 2.6%, from the quarter ended June 30, 2024. The Company’s yield on interest earning assets was 5.94% for the quarter ended June 30, 2025, an increase of ten basis points from 5.84% for the quarter ended March 31, 2025, and a decrease of five basis points from 5.99% for the quarter ended June 30, 2024. For the six months ended June 30, 2025, total interest and dividend income was $41.9 million, a decrease of 2.0 million, or 4.6%, from the six months ended June 30, 2024. The Company’s yield on interest-earning assets was 5.89% for the six months ended June 30, 2025, a decrease of nine basis points from 5.98% for the six months ended June 30, 2024. For the quarter ended June 30, 2025, the yield on the loan portfolio was 6.09%, an increase of 11 basis points from 5.98% for the quarter ended March 31, 2025, and a decrease of two basis points compared to the quarter ended June 30, 2024. For the six months ended June 30, 2025, the yield on the loan portfolio was 6.03%, representing a six basis point reduction from the six months ended June 30, 2024.

Total interest expense was $7.8 million for the quarter ended June 30, 2025, an increase of $68,000, or 0.9%, from $7.7 million for the quarter ended March 31, 2025. Interest expense on borrowings was $512,000 for the quarter ended June 30, 2025, a $176,000, or 52.4%, increase from $336,000 for the quarter ended March 31, 2025. This increase was primarily due to a 100 basis point increase in the cost of borrowings, to 3.83% for the quarter ended June 30, 2025 from 2.83% for the quarter ended March 31, 2025. Interest expense on deposits was $7.3 million for the quarter ended June 30, 2025, a $108,000, or 1.5%, decrease from $7.4 million for the quarter ended March 31, 2025. Total interest expense decreased $2.1 million, or 21.6%, from $9.9 million for the quarter ended June 30, 2024. This decrease was primarily due to a $2.3 million, or 24.4%, decrease in interest on deposits, primarily due to a 76 basis point reduction in the cost of interest-bearing deposits to 3.11% for the quarter ended June 30, 2025, compared to 3.87% for the quarter ended June 30, 2024. The Company’s total cost of interest-bearing liabilities was 3.15% for the quarter ended June 30, 2025, a decrease of seven basis points from 3.22% for the quarter ended March 31, 2025, and a decrease of 74 basis points from the quarter ended June 30, 2024.

Total interest expense decreased $4.0 million, or 20.5%, to $15.5 million for the six months ended June 30, 2025, compared to $19.5 million for the six months ended June 30, 2024. Interest expense on deposits was $14.6 million for the six months ended June 30, 2025, a decrease of $4.3 million, or 22.8%, from $18.9 million for the six months ended June 30, 2024. This decrease was primarily driven by a 60 basis point decrease in the average cost of interest-bearing deposits, from 3.78% to 3.18% and a decrease in the average balance of deposits, primarily due to a decrease in higher-cost savings accounts obtained through listing services. For the six months ended June 30, 2025, interest expense on borrowings increased $327,000, or 62.8%, primarily due to a $26.0 million, or 106.4%, increase in the average balance of borrowings, partially offset by a 90 basis point decrease in the average cost of borrowings. The Company's total cost of interest-bearing liabilities was 3.19% for the six months ended June 30, 2025, a decrease of 60 basis points from 3.79% for the six months ended June 30, 2024. The significant decrease in interest expense compared to the prior year is a reflection of the Bank’s strategic re-balancing of its funding sources.

The Company recognized a $378,000 credit loss benefit for the quarter ended June 30, 2025, compared to a $12,000 benefit for the quarter ended March 31, 2025, and a $6.5 million credit loss expense for the quarter ended June 30, 2024. For the six months ended June 30, 2025, the Company recognized a $390,000 credit loss benefit, compared to a credit loss expense of $877,000 for the six months ended June 30, 2024. The credit loss benefit for the 2025 periods was primarily driven by a reduction in pooled reserves, largely reflecting a decline in total loans, specifically within the enterprise value portfolio, which typically carries a higher reserve rate than other loan categories. This benefit was partially offset by a year-to-date increase of $662,000 in individually analyzed reserves, primarily recorded in the first quarter of 2025.

Net recoveries totaled $20,000 for the quarter ended June 30, 2025, compared to net recoveries of $2,000 for the quarter ended March 31, 2025, and net charge-offs of $2.1 million for the quarter ended June 30, 2024. Net recoveries totaled $23,000 for the six months ended June 30, 2025, compared to net charge-offs of $2.2 million for the six months ended June 30, 2024.

Noninterest income was $2.2 million for the quarter ended June 30, 2025, compared to $1.4 million for the quarter ended March 31, 2025, and $1.5 million for the quarter ended June 30, 2024. For the six months ended June 30, 2025, noninterest income increased $732,000, or 25.4%, to $3.6 million, from $2.9 million for the six months ended June 30, 2024. During the second quarter of 2025, noninterest income included a $745,000 gain on a sale/leaseback transaction for the Bank's main office building.

Noninterest expense was $12.1 million for the quarter ended June 30, 2025, an increase of $659,000, or 5.8%, from the quarter ended March 31, 2025, and an increase of $497,000, or 4.3%, from the quarter ended June 30, 2024. The increases from prior quarters were primarily attributable to $543,000 of merger-related expenses included in professional fees for the second quarter of 2025, and a loss contingency included in other expenses related to the previously-disclosed Wells Notice received from the SEC. Noninterest expense was $23.5 million for the six months ended June 30, 2025, a decrease of $806,000, or 3.3%, from $24.3 million for the six months ended June 30, 2024. The decrease is primarily due to decreases in professional fees of $605,000, or 26.3%, and salaries and employee benefits of $524,000, or 3.4%, partially offset by a $343,000, or 26.2%, increase in other expenses. Merger-related fees included in noninterest expenses were more than offset by improvements in organizational efficiency and the successful reduction of operating costs.

The Company recorded an income tax provision of $1.2 million for the quarter ended June 30, 2025, reflecting an effective tax rate of 30.2%, compared to $665,000, or an effective tax rate of 23.5%, for the quarter ended March 31, 2025, and a tax benefit of $1.3 million, or an effective tax rate of 27.7%, for the quarter ended June 30, 2024. For the six months ended June 30, 2025, the Company recorded a provision for income tax of $1.9 million, reflecting an effective tax rate of 27.4%, compared to $439,000, or an effective tax rate of 20.8%, for the six months ended June 30, 2024. The increase in the effective tax rate for the current quarter and year-to-date period is primarily attributable to non-deductible merger-related expenses.

Total assets were $1.54 billion at June 30, 2025, a decrease of $13.1 million, or 0.8%, from $1.55 billion at March 31, 2025, and a decrease of $52.3 million, or 3.3%, from $1.59 billion at December 31, 2024. Cash and cash equivalents increased $3.9 million, or 3.1%, from March 31, 2025, and decreased $40.2 million, or 23.8%, from December 31, 2024. Net loans were $1.29 billion at June 30, 2025, a decrease of $17.7 million, or 1.4%, from March 31, 2025, and a decrease of $12.0 million, or 0.9%, from December 31, 2024. The decreases in net loans from March 31, 2025 and December 31, 2024 were primarily driven by the decreases in enterprise value loans of $16.1 million, or 6.1%, over the prior quarter and $63.4 million, or 20.5%, year-to-date. Since December 31, 2024, the decrease in the loan portfolio, caused by strategic runoff in the enterprise value portfolio, has been partially offset by targeted growth in the commercial real estate portfolio of $21.4 million, or 3.8%, the construction and land development portfolio of $9.3 million, or 33.0%, and the mortgage warehouse portfolio of $25.0 million, or 9.6%.

The allowance for credit losses for loans was $20.8 million, or 1.58% of total loans, as of June 30, 2025, compared to $21.2 million, or 1.59% of total loans, as of March 31, 2025, and $21.1 million, or 1.59% of total loans as of December 31, 2024. Non-accrual loans were $34.4 million, or 2.24% of total assets, as of June 30, 2025, compared to $31.4 million, or 2.02% of total assets as of March 31, 2025, and $20.9 million, or 1.31%, as of December 31, 2024. During the second quarter of 2025, the Bank executed a workout transaction on the $10.5 million enterprise value relationship that was placed on non-accrual in the first quarter of 2025. This workout arrangement included a $1.0 million paydown and a $9.5 million extension of credit to a new operator, which will remain on nonaccrual status until consistent performance is demonstrated.

Total deposits were $1.26 billion at June 30, 2025, an increase of $73.5 million, or 6.2%, from $1.18 billion at March 31, 2025, and a decrease of $51.0 million, or 3.9%, from $1.31 billion at December 31, 2024. The increase in deposits from March 31, 2025 was primarily due to a $36.1 million, or 3.5%, increase in retail deposits and a $40.0 million, or 32.0%, increase in brokered deposits. The decrease in deposits from December 31, 2024 was primarily due to a $42.3 million, or 3.8%, decrease in retail deposits and a $23.5 million, or 49.3%, decrease in listing service deposits, partially offset by a $14.8 million, or 9.9%, increase in brokered deposits. The $42.3 million decrease in retail deposits since December 31, 2024, was primarily attributable to a $37.5 million, or 30.2%, decrease in deposits the Bank has strategically endeavored to reduce. Total borrowings were $34.5 million at June 30, 2025, a decrease of $93.0 million, or 73.0%, from March 31, 2025, and a decrease of $10.1 million, or 22.6%, from December 31, 2024, reflecting improvement in the management of current and anticipated liquidity needs.

As of June 30, 2025, shareholders’ equity totaled $237.4 million, an increase of $3.3 million, or 1.4%, from March 31, 2025, and an increase of $6.3 million, or 2.7%, from December 31, 2024. The increases include the Company's net income, which totaled $2.8 million for the quarter ended June 30, 2025, and $5.0 million for the six months ended June 30, 2025. Shareholders’ equity to total assets was 15.4% at June 30, 2025, compared to 15.1% at March 31, 2025 and 14.5% at December 31, 2024. Book value per share was $13.34 at June 30, 2025, an increase from $13.16 at March 31, 2025 and $12.99 at December 31, 2024. As of June 30, 2025, the Bank was categorized as well capitalized under the Federal Deposit Insurance Corporation regulatory framework for prompt corrective action.

About Provident Bancorp, Inc.

Provident Bancorp, Inc. (NASDAQ:PVBC) is the holding company for BankProv, a full-service commercial bank headquartered in Massachusetts. With retail branches in the Seacoast Region of Northeastern Massachusetts and New Hampshire, as well as commercial banking offices in the Manchester/Concord market in Central New Hampshire, BankProv delivers a unique combination of traditional banking services and innovative financial solutions to its markets. Founded in Amesbury, Massachusetts in 1828, BankProv holds the honor of being the 10th oldest bank in the nation. The Bank insures 100% of deposits through a combination of insurance provided by the Federal Deposit Insurance Corporation (FDIC) and the Depositors Insurance Fund (DIF). For more information, visit bankprov.com.

Forward-Looking Statements

This news release may contain certain forward-looking statements, such as statements of the Company’s or the Bank’s plans, objectives, expectations, estimates and intentions. Forward-looking statements may be identified by the use of words such as, “expects,” “subject,” “believe,” “will,” “intends,” “may,” “will be” or “would.” These statements are subject to change based on various important factors (some of which are beyond the Company’s or the Bank’s control), and actual results may differ materially. Accordingly, readers should not place undue reliance on any forward-looking statements (which reflect management’s analysis of factors only as of the date on which they are given). These factors include: those related to the status of our proposed merger with NB Bancorp, Inc., general economic conditions, including potential recessionary conditions; interest rates; inflation; levels of unemployment; legislative, regulatory and accounting changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve Bank; deposit flows; our ability to access cost-effective funding; changes in liquidity, including the size and composition of our deposit portfolio; changes in investor sentiment and consumer spending, borrowing and savings habits; competition; the imposition of tariffs or other domestic or international governmental policies and retaliatory responses; our ability to successfully shift the balance sheet to that of a traditional community bank; real estate values in the market area; loan demand; the adequacy of our level and methodology for calculating our allowance for credit losses; changes in the quality of our loan and securities portfolios; the ability of our borrowers to repay their loans; an unexpected adverse financial, regulatory or bankruptcy event experienced by our cryptocurrency, digital asset or financial technology (“fintech”) customers; our ability to retain key employees; failures or breaches of our IT systems, including cyberattacks; the failure to maintain current technologies; the ability of the Company or the Bank to effectively manage its growth; global and national war and terrorism; the impact of a pandemic on our operations and financial results and those of our customers; and results of regulatory examinations, among other factors. The foregoing list of important factors is not exclusive. Readers should carefully review the risk factors described in other documents that the Company files from time to time with the Securities and Exchange Commission, including Annual and Quarterly Reports on Forms 10-K and 10-Q, and Current Reports on Form 8-K.

Investor contact:

Joseph Reilly

President and Chief Executive Officer

Provident Bancorp, Inc.

jreilly@bankprov.com

Provident Bancorp, Inc.

Consolidated Balance Sheet

	At	At	At
	June 30,	March 31,	December 31,
	2025	2025	2024
(Dollars in thousands)	(unaudited)	(unaudited)
Assets
Cash and due from banks	$21,700	$21,444	$27,536
Short-term investments	107,209	103,540	141,606
Cash and cash equivalents	128,909	124,984	169,142
Debt securities available-for-sale (at fair value)	24,534	25,199	25,693
Federal Home Loan Bank stock, at cost	2,242	2,696	2,697
Loans:
Commercial real estate	580,750	587,541	559,325
Construction and land development	37,362	32,401	28,097
Residential real estate	4,936	5,647	6,008
Mortgage warehouse	284,154	276,069	259,181
Commercial	160,596	168,087	163,927
Enterprise value	246,382	262,445	309,786
Consumer	85	165	271
Total loans	1,314,265	1,332,355	1,326,595
Allowance for credit losses for loans	(20,796)	(21,160)	(21,087)
Net loans	1,293,469	1,311,195	1,305,508
Bank owned life insurance	46,679	46,344	46,017
Premises and equipment, net	10,127	10,021	10,188
Accrued interest receivable	4,877	4,968	5,296
Right-of-use assets	5,488	3,391	3,429
Deferred tax asset, net	12,631	13,399	13,808
Other assets	11,925	11,759	11,392
Total assets	$1,540,881	$1,553,956	$1,593,170
Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand deposits	$287,927	$302,275	$351,528
NOW	103,115	69,394	83,270
Regular savings	105,123	112,961	132,198
Money market deposits	463,100	445,313	463,687
Certificates of deposit	298,713	254,579	278,277
Total deposits	1,257,978	1,184,522	1,308,960
Borrowings:
Short-term borrowings	25,000	118,000	35,000
Long-term borrowings	9,495	9,529	9,563
Total borrowings	34,495	127,529	44,563
Operating lease liabilities	5,939	3,833	3,862
Other liabilities	5,098	4,037	4,698
Total liabilities	1,303,510	1,319,921	1,362,083
Shareholders' equity:
Preferred stock, $0.01 par value, 50,000 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; 17,785,538 shares issued and outstanding at June 30, 2025, and 17,788,543 shares issued and outstanding at March 31, 2025 and December 31, 2024	178	178	178
Additional paid-in capital	126,329	125,895	125,446
Retained earnings	118,555	115,731	113,561
Accumulated other comprehensive loss	(1,578)	(1,476)	(1,625)
Unearned compensation - ESOP	(6,113)	(6,293)	(6,473)
Total shareholders' equity	237,371	234,035	231,087
Total liabilities and shareholders' equity	$1,540,881	$1,553,956	$1,593,170

Provident Bancorp, Inc.

Consolidated Income Statements

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2025	2025	2024	2025	2024
Interest and dividend income:
Interest and fees on loans	$20,085	$19,307	$20,311	$39,392	$40,380
Interest and dividends on debt securities available-for-sale	231	260	243	491	480
Interest on short-term investments	984	1,013	1,318	1,997	3,047
Total interest and dividend income	21,300	20,580	21,872	41,880	43,907
Interest expense:
Interest on deposits	7,261	7,369	9,607	14,630	18,947
Interest on short-term borrowings	482	306	281	788	459
Interest on long-term borrowings	30	30	31	60	62
Total interest expense	7,773	7,705	9,919	15,478	19,468
Net interest and dividend income	13,527	12,875	11,953	26,402	24,439
Credit loss (benefit) expense - loans	(384)	70	6,467	(314)	924
Credit loss expense (benefit) - off-balance sheet credit exposures	6	(82)	(9)	(76)	(47)
Total credit loss (benefit) expense	(378)	(12)	6,458	(390)	877
Net interest and dividend income after credit loss (benefit) expense	13,905	12,887	5,495	26,792	23,562
Noninterest income:
Customer service fees on deposit accounts	690	715	665	1,405	1,339
Service charges and fees - other	442	276	349	718	658
Bank owned life insurance income	335	327	319	662	621
Other income	764	62	190	826	261
Total noninterest income	2,231	1,380	1,523	3,611	2,879
Noninterest expense:
Salaries and employee benefits	7,338	7,576	7,293	14,914	15,438
Occupancy expense	376	448	407	824	850
Equipment expense	120	144	160	264	312
Deposit insurance	294	332	321	626	654
Data processing	410	421	402	831	815
Marketing expense	62	45	76	107	94
Professional fees	1,124	569	984	1,693	2,298
Directors' compensation	197	195	177	392	351
Software depreciation and implementation	532	553	584	1,085	1,127
Insurance expense	224	221	303	445	604
Service fees	371	318	234	689	476
Other	1,043	610	653	1,653	1,310
Total noninterest expense	12,091	11,432	11,594	23,523	24,329
Income (loss) before income tax expense	4,045	2,835	(4,576)	6,880	2,112
Income tax expense (benefit)	1,221	665	(1,268)	1,886	439
Net income (loss)	$2,824	$2,170	$(3,308)	$4,994	$1,673
Earnings (loss) per share:
Basic	$0.17	$0.13	$(0.20)	$0.30	$0.10
Diluted	$0.17	$0.13	$(0.20)	$0.29	$0.10
Weighted Average Shares:
Basic	16,860,744	16,822,196	16,706,793	16,841,577	16,688,122
Diluted	16,954,078	16,924,083	16,706,793	16,938,788	16,723,763

Provident Bancorp, Inc.

Net Interest Income Analysis

(Unaudited)

	For the Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate (5)	Balance	Paid	Rate (5)	Balance	Paid	Rate (5)
Assets:
Interest-earning assets:
Loans (1)	$1,320,244	$20,085	6.09%	$1,291,583	$19,307	5.98%	$1,328,650	$20,311	6.11%
Short-term investments	87,843	984	4.48%	90,198	1,013	4.49%	102,395	1,318	5.15%
Debt securities available-for-sale	24,786	182	2.94%	25,594	190	2.97%	27,485	206	3.00%
Federal Home Loan Bank stock	2,596	49	7.55%	2,696	70	10.39%	1,865	37	7.94%
Total interest-earning assets	1,435,469	21,300	5.94%	1,410,071	20,580	5.84%	1,460,395	21,872	5.99%
Noninterest earning assets	87,489			92,277			104,388
Total assets	$1,522,958			$1,502,348			$1,564,783
Liabilities and shareholders' equity:
Interest-bearing liabilities:
Savings accounts	$106,622	$215	0.81%	$118,713	$264	0.89%	$215,344	$1,646	3.06%
Money market accounts	446,440	3,733	3.34%	447,792	3,756	3.36%	456,566	4,499	3.94%
NOW accounts	92,260	395	1.71%	72,893	257	1.41%	69,737	225	1.29%
Certificates of deposit	287,166	2,918	4.06%	268,879	3,092	4.60%	251,361	3,237	5.15%
Total interest-bearing deposits	932,488	7,261	3.11%	908,277	7,369	3.25%	993,008	9,607	3.87%
Borrowings
Short-term borrowings	43,989	482	4.38%	37,922	306	3.23%	17,439	281	6.45%
Long-term borrowings	9,507	30	1.26%	9,542	30	1.26%	9,642	31	1.29%
Total borrowings	53,496	512	3.83%	47,464	336	2.83%	27,081	312	4.61%
Total interest-bearing liabilities	985,984	7,773	3.15%	955,741	7,705	3.22%	1,020,089	9,919	3.89%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	292,421			304,601			306,081
Other noninterest-bearing liabilities	7,920			8,277			10,519
Total liabilities	1,286,325			1,268,619			1,336,689
Total equity	236,633			233,729			228,094
Total liabilities and equity	$1,522,958			$1,502,348			$1,564,783
Net interest income		$13,527			$12,875			$11,953
Interest rate spread (2)			2.79%			2.62%			2.10%
Net interest-earning assets (3)	$449,485			$454,330			$440,306
Net interest margin (4)			3.77%			3.65%			3.27%
Average interest-earning assets to interest-bearing liabilities	145.59%			147.54%			143.16%

(1)	Interest earned/paid on loans includes $659,000, $780,000, and $660,000 in loan fee income for the three months ended June 30, 2025, March 31, 2025, and June 30, 2024, respectively.
(2)	Interest rate spread represents the difference between the weighted average yield on interest-bearing assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(5)	Annualized.

	For the Six Months Ended
	June 30, 2025			June 30, 2024
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate (5)	Balance	Paid	Rate (5)
Assets:
Interest-earning assets:
Loans (1)	$1,305,993	$39,392	6.03%	$1,325,955	$40,380	6.09%
Short-term investments	89,014	1,997	4.49%	112,971	3,047	5.39%
Debt securities available-for-sale	25,187	371	2.95%	27,859	411	2.95%
Federal Home Loan Bank stock	2,646	120	9.07%	1,824	69	7.57%
Total interest-earning assets	1,422,840	41,880	5.89%	1,468,609	43,907	5.98%
Noninterest earning assets	89,870			101,639
Total assets	$1,512,710			$1,570,248
Liabilities and shareholders' equity:
Interest-bearing liabilities:
Savings accounts	$112,635	$479	0.85%	$229,746	$3,607	3.14%
Money market accounts	447,112	7,489	3.35%	455,724	8,737	3.83%
NOW accounts	82,630	652	1.58%	76,284	408	1.07%
Certificates of deposit	278,073	6,010	4.32%	240,989	6,195	5.14%
Total interest-bearing deposits	920,450	14,630	3.18%	1,002,743	18,947	3.78%
Borrowings
Short-term borrowings	40,972	788	3.85%	14,811	459	6.20%
Long-term borrowings	9,524	60	1.26%	9,658	62	1.28%
Total borrowings	50,496	848	3.36%	24,469	521	4.26%
Total interest-bearing liabilities	970,946	15,478	3.19%	1,027,212	19,468	3.79%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	298,477			306,215
Other noninterest-bearing liabilities	8,097			11,280
Total liabilities	1,277,520			1,344,707
Total equity	235,190			225,541
Total liabilities and equity	$1,512,710			$1,570,248
Net interest income		$26,402			$24,439
Interest rate spread (2)			2.70%			2.19%
Net interest-earning assets (3)	$451,894			$441,397
Net interest margin (4)			3.71%			3.33%
Average interest-earning assets to interest-bearing liabilities	146.54%			142.97%

(1)	Interest earned/paid on loans includes $1.4 million in loan fee income for the six months ended June 30, 2025 and June 30, 2024.
(2)	Interest rate spread represents the difference between the weighted average yield on interest-bearing assets and the weighted average rate of interest-bearing liabilities.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents net interest income as a percent of average interest-earning assets.
(5)	Annualized.

Provident Bancorp, Inc.

Select Financial Highlights

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2025	2025	2024	2025	2024
Performance Ratios:
Return (loss) on average assets (1)	0.74%	0.58%	(0.85%)	0.66%	0.21%
Return (loss) on average equity (1)	4.77%	3.71%	(5.80%)	4.25%	1.48%
Interest rate spread (1) (2)	2.79%	2.62%	2.10%	2.70%	2.19%
Net interest margin (1) (3)	3.77%	3.65%	3.27%	3.71%	3.33%
Noninterest expense to average assets (1)	3.18%	3.04%	2.96%	3.11%	3.10%
Efficiency ratio (4)	76.73%	80.20%	86.03%	78.38%	89.06%
Average interest-earning assets to average interest-bearing liabilities	145.59%	147.54%	143.16%	146.54%	142.97%
Average equity to average assets	15.54%	15.56%	14.58%	15.55%	14.36%

	At	At	At
	June 30,	March 31,	December 31,
(Dollars in thousands)	2025	2025	2024
Asset Quality
Non-accrual loans:
Commercial real estate	$54	$217	$57
Residential real estate	420	360	366
Commercial	1,536	1,543	1,543
Enterprise value	32,430	29,298	18,920
Consumer	—	1	1
Total non-accrual loans	34,440	31,419	20,887
Total non-performing assets	$34,440	$31,419	$20,887

Asset Quality Ratios
Allowance for credit losses for loans as a percent of total loans (5)	1.58%	1.59%	1.59%
Allowance for credit losses for loans as a percent of non-performing loans	60.38%	67.35%	100.96%
Non-performing loans as a percent of total loans (5)	2.62%	2.36%	1.57%
Non-performing loans as a percent of total assets	2.24%	2.02%	1.31%

Capital and Share Related
Shareholders' equity to total assets	15.40%	15.06%	14.50%
Book value per share	$13.34	$13.16	$12.99
Market value per share	$12.49	$11.48	$11.40
Shares outstanding	17,788,038	17,788,543	17,788,543

(1)	Annualized.
(2)	Interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Net interest margin represents net interest income as a percent of average interest-earning assets.
(4)	The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains on securities available for sale, net (if applicable).
(5)	Loans are presented at amortized cost.